Exhibit 10.9

CELCUITY INC.

2026 STOCK INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

THIS PERFORMANCE STOCK UNIT AGREEMENT (“Agreement”) is entered into as of the “Grant Date” set forth below, by and between Celcuity Inc., a Delaware corporation (the “Company”) and the Participant named below. The Award granted hereby is granted under the Celcuity Inc. 2026 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, any capitalized terms used in this Agreement will have the meanings given to them in the Plan as it currently exists or is amended in the future.

1.
Grant of Award. The Company hereby grants to the Participant a performance stock unit Award for the number of Performance Stock Units (the “Units”) set forth below, on the terms and conditions set forth herein, and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail except as expressly overridden in this Agreement.

Grant Number:	PSU-______________
Participant:	______________________________________
Grant Date:	________________
Performance Period:	____________
Target Number of Performance Stock Units Subject to the Award (the “Target Units”):	______________ Units
Maximum Number of Performance Stock Units:	______________ Units
Vesting Date:	________________

The number of Units that may be achieved and become eligible to vest on the Vesting Date pursuant to this Award may be between 0% and [●]% of the Target Units, but may not exceed the Maximum Number of Performance Stock Units set forth above. The Units granted to the Participant will be credited to an account in the Participant’s name maintained by the Company. This account shall be unfunded and maintained for bookkeeping purposes only, with the Units simply representing an unfunded and unsecured obligation of the Company. Each Unit that is achieved pursuant to Section 3(a) and which thereafter vests pursuant to Section 3(b) represents the right to receive one Share.

2.
Non-Transferability. Neither this Award nor the Units subject to this Award may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of other than by will or by the laws of descent or distribution until the Units have vested and been settled in Shares as provided in Section 4.

3.
Vesting of Performance Stock Units.
(a)
Performance-Based Vesting. The percentage of Target Units covered by this Agreement which may be eligible to vest pursuant to Section 3(b), if any, will be determined based on the level of achievement of the Performance Metrics set forth below during the Performance Period, will be calculated on a straight-line basis, with interpolation between the applicable levels. If performance for a tranche of Units is below the Minimum performance level specified in the table below, then no Units in that tranche will be eligible to vest.

Tranche	Weighting of Performance Metric	Performance Metric	[__]% Performance (Minimum)	[__]% Performance	[__]% Performance (Target)	[__]% Performance	[__]% Performance (Maximum)
1
2
3

(b)
Service Requirement. The number of Units determined to have been achieved under Section 3(a) will vest on the Vesting Date, provided that, except as otherwise provided by this Agreement or the Plan, the Participant remains in continuous Service as a Service Provider until the Vesting Date.
(c)
Accelerated Vesting upon Death. If the Participant incurs a Separation from Service by reason of the Participant’s death before this Award has become vested with respect to all of the Units, the Target Units will immediately vest (which shall be the Vesting Date for purposes of Section 4).
(d)
Separation from Service. If the Participant incurs a Separation from Service for any reason other than death before this Award has become vested with respect to all of the Units, the Participant will immediately forfeit all unvested Units without any payment therefor.
(e)
Treatment Upon a Change in Control. In the event of a Change in Control of the Company, Section 12(b) of the Plan will apply to this Award.
4.
Settlement of Units. After any Units vest pursuant to Section 3, the Company will, as soon as practicable after the Vesting Date, and no later than the March 15 of the year following the year that such Units vest, cause to be issued and delivered to the Participant, or to the Participant’s designated beneficiary or estate in the event of the Participant’s death, one Share in payment and settlement of each vested Unit. Delivery of the Shares will be effected by issuance of one or more stock certificates issued in the Participant’s name, by a book-entry in the Participant’s name with the Company’s transfer agent, or by the electronic delivery of the Shares to a brokerage account designated by the Participant, and shall be subject to the tax withholding provisions of Section 5 and shall be in complete satisfaction and settlement of such vested Units.
5.
Tax Obligations. No Shares will be delivered to the Participant in settlement of vested Units unless the Participant has made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Shares (“Withholding Taxes”). Specifically, pursuant to the Grant Notice and this Section 5, the Participant hereby agrees to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) as Participant’s agent (the “Agent”) whereby the Agent is irrevocably authorized to sell a portion of the Shares to be issued on a Vesting Date necessary to satisfy the Withholding Taxes and whereby the FINRA Dealer will forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company. If, for any reason, such “same day sale” commitment pursuant to this Section 5 does not result in sufficient proceeds to satisfy the Withholding Taxes or would be prohibited by applicable law at the applicable time, Participant authorizes the Company to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (a) withholding from any compensation otherwise payable to Participant by the Company; (b) causing Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (c) withholding a number of whole Shares having a fair market value, as determined by the Company as of the date on which the Withholding Taxes obligations arise.
6.
Section 409A. This Award is intended to be exempt from Section 409A under the short-term deferral exception specified in Treas. Reg. §1.409A-l(b)(4), and to the maximum extent permitted, this Agreement will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A.
7.
No Shareholder Rights. The Units subject to this Award do not entitle the Participant to any rights of a shareholder of the Company’s Stock. No dividends or dividend equivalents will accrue on the Units, and no adjustments shall be made for dividends or other rights if the applicable record date occurs before the date that Shares are issued to the Participant. The Participant will not have any of the rights of a shareholder of the Company in connection with the grant of Units subject to this Agreement unless and until Shares are issued to the Participant upon settlement of the Units as provided in Section 4.
8.
NO GUARANTEE OF CONTINUED SERVICE. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NO UNITS WHICH MAY BE ELIGIBLE TO VEST BASED ON PERFORMANCE WILL VEST UNLESS THE PARTICIPANT CONTINUES AS A SERVICE PROVIDER, AT THE WILL OF THE COMPANY, UNTIL THE VESTING DATE (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED AN AWARD). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING TERMS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE PERFORMANCE PERIOD, UNTIL THE VESTING DATE, OR AT ALL, AND WILL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE RELATIONSHIP (A) AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE; (B) AS A CONSULTANT PURSUANT TO THE TERMS OF THE PARTICIPANT’S AGREEMENT WITH THE COMPANY OR AN AFFILIATE; OR (C) AS A DIRECTOR PURSUANT TO THE BYLAWS OF THE COMPANY AND ANY APPLICABLE PROVISIONS OF THE CORPORATE LAW OF THE STATE OR OTHER JURISDICTION IN WHICH THE COMPANY IS DOMICILED, AS THE CASE MAY BE.
9.
Compensation Recovery Policy. This Agreement, this Award, and any Units granted, Shares acquired or compensation paid or payable pursuant to this Agreement shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board of Directors of the Company or any committee thereof, including but not limited to in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any listing rules and regulations implementing the foregoing, or as otherwise required by law. This Agreement will be automatically amended to comply with any such compensation recovery policy.
10.
Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties regarding the acquisition of stock in the Company and supersede in their entirety all prior oral and written undertakings and agreements of the Company and the Participant on that subject, with the exception of any other Awards previously granted and delivered to the Participant under the Plan or any similar plan maintained by the Company or its Affiliates, except as expressly overridden or amended in another written plan or agreement. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

* * * * *

[Signature page follows]

Signature page to Performance Stock Unit Agreement

By the Participant’s signature and the signature of the Company’s representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. The Participant further acknowledges that the acceptance of this Award is voluntary and not a condition of Service, and that the Participant may decline to accept this Award without adverse consequences to the Participant’s continued Service relationship with the Company. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or any Committee to whom the Board has delegated administration of the Plan) upon any questions relating to the Plan and this Agreement.

As a condition to acceptance of this Award, to the fullest extent permitted under the Plan, Section 5 of this Agreement and applicable law, Participant acknowledges that Withholding Taxes will be satisfied through the sale of a number of Shares issued on the settlement of vested Units and the remittance of the cash proceeds to the Company. The Company is authorized and directed by the Participant, to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld. The mandatory sale of Shares to cover Withholding Taxes is imposed by the Company on the Participant in connection with the receipt of this Award, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c).

The Participant further agrees to notify the Company of any change in the Participant’s residence address indicated below.

PARTICIPANT:	CELCUITY INC.
__________________________________ (Signature)	By: ______________________________ Title: _____________________________

(Print Name) Address:	(Print Name) Address:
__________________________________ __________________________________ __________________________________	Celcuity Inc. 2800 Campus Drive, Suite 140 Minneapolis, MN 55441